EXHIBIT 4.1



                              CERTIFICATE OF TRUST

          The undersigned, the trustees of AnnTaylor Finance Trust, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C.
                                                                  --- --
Sec. 3810, hereby certify as follows:

          1. The name of the business trust being formed hereby (the "Trust") is "AnnTaylor Finance Trust".

          2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

               The Bank of New York (Delaware)
               White Clay Center
               Route 273
               Newark, Delaware 19711

          3. This Certificate of Trust shall be effective as of the date of filing.

Dated:  April 18, 1996



                              /s/ J. Patrick Spainhour
                              ---------------------------
                              Name:  J. Patrick Spainhour
                              Title: Regular Trustee



                              /s/ Paul E. Francis
                              ----------------------------------
                                   Name:  Paul E. Francis
                              Title: Regular Trustee



                              /s/ Walter J. Parks
                              ----------------------------------
                              Name:  Walter J. Parks
                              Title: Regular Trustee


                              THE BANK OF NEW YORK (DELAWARE), as
                              Delaware Trustee



                                        By:/s/ Donald J. Wrobel
                                           --------------------------------
                                           Name:  Donald J. Wrobel
                                           Title: Executive Vice President,
                                                  Retail Credit Card Division